Exhibit 99

CNF
3240 HILLVIEW AVENUE
PALO ALTO, CA 94304-1297
(650) 494-2900                                                   NEWS RELEASE


                                                                    Contacts:

                                                       Media - James R. Allen
                                                               (650) 813-5335

                                                Investors - Patrick Fossenier
                                                              (650) 813 -5353



               CNF INC. NET INCOME FROM CONTINUING OPERATIONS
                  CLIMBS 96 PERCENT IN SECOND-QUARTER 2005


     PALO ALTO, California - July 19, 2005 - CNF Inc. (NYSE:CNF) today reported second-quarter 2005 after-tax income from continuing operations of

$66.1 million (after preferred stock dividends), or $1.19 per diluted share,

up 96 percent from second-quarter 2004. This compares with second-quarter

2004 after-tax income from continuing operations of $33.8 million, or 61 cents per diluted share.



Income from continuing operations includes a 12-cent-per-diluted-share tax benefit consisting of a $7.0 million tax adjustment from settlement with the IRS of previous tax filings. Excluding the tax adjustment, the effective tax rate for the second quarter was 38 percent compared with 39 percent in the same quarter of 2004.



Operating income in the second quarter was a record $103.6 million, up

45 percent from $71.3 million in the same quarter a year ago. Revenue for the second quarter of 2005 was $1.03 billion, up 12 percent from $924.4 million in second-quarter 2004.



Net income for common shareholders in the second quarter was $69.1 million, or $1.24 per diluted share, up 95 percent from second-quarter 2004.

This compares with net income for common shareholders of $35.5 million,

or 64 cents per diluted share in the second quarter a year ago. Net income for common shareholders included a $3.0 million gain (5 cents per diluted share) from discontinued operations consisting mostly of tax adjustments for

Emery Worldwide Airlines.



Commenting on the quarterly results and operations, Douglas Stotlar, CNF president and chief executive officer, said, "The company is realizing the benefits of operating as a single enterprise. Our growth in the second quarter was the result of our ability to leverage the resources of all of our companies while managing our businesses for the future. We did an excellent job in the second quarter of balancing revenues and profit growth by maintaining cost controls and winning new business. We are pleased with our growth in the second quarter and continue to experience strong support from our customers. We remain optimistic about the third quarter and the remainder of the year."



The company said it had repurchased $42.3 million in company stock in the second quarter as part of a previously announced $300 million stock repurchase program to occur over two years. To date, CNF has repurchased

$74.6 million in company stock under the program. The company expects to repurchase approximately $37.5 million in shares in the third quarter of

2005.



CON-WAY TRANSPORTATION SERVICES



For the second quarter of 2005, Con-Way Transportation Services reported:

  - Operating income of $95.3 million, up 49 percent from $63.9 million in the year-ago period.

  - Revenue of $713.9 million, an increase of 11 percent from last year's second-quarter revenue of $640.9 million.

  -  Regional-carrier yield increased 6 percent from the prior-year quarter.

  - The regional-carrier group achieved an improved operating ratio of 86.3 percent compared to 89.6 percent in the second quarter of 2004.



MENLO WORLDWIDE



CNF's Menlo Worldwide operations include the combined results for Menlo

Logistics and the former Con-Way Logistics, which were integrated in the second quarter, and Vector SCM. For the second quarter of 2005, Menlo

Worldwide reported:

  - Total segment operating income of $10.6 million, up 27 percent,compared with $8.3 million in the second quarter of 2004.

  - Menlo Logistics' revenue of $317 million, up 12 percent from the prior-year quarter of $282.6 million.

  - Operating income for Menlo Logistics was $5.6 million in the second quarter, up 5 percent from $5.4 million in the second quarter of 2004.

  - Operating income at Vector SCM was $4.9 million in the second quarter, up 65 percent from $3.0 million in the prior-year quarter due to higher income from European operations for General Motors.



OTHER



CNF's "other" operations, which includes the results of Road Systems trailer manufacturing and corporate activities, reported an operating loss of $0.8 million compared to a loss of $0.9 million in the second quarter of 2004.



THIRD-QUARTER 2005 OUTLOOK



Third-quarter 2005 diluted earnings per share from continuing operations are expected to be between $1.00 and $1.08 cents. This compares with 72 cents per diluted share earned from continuing operations in the third quarter of 2004.

CNF's tax rate is expected to be 38 percent in the third quarter.



CONFERENCE CALL



CNF will host a conference call for shareholders and the investment community to discuss second-quarter results at 11:00 a.m. Eastern Daylight Time (8:00

a.m. PDT) on Wednesday, July 20. The call can be accessed by dialing (866)

264-3634 or (706) 643-3632 (for international callers) and is expected to last approximately one hour. Callers are requested to dial in at least five minutes before the start of the call. Related financial and operating statistics to be discussed on the conference call are available on the company's website at www.cnf.com/investor relations/fin hilight.asp. The call will also be available through a live web cast at the investor relations section of the CNF web site www.cnf.com and at www.streetevents.com. An audio replay will be available for one week following the call at (800) 642-1687 or

(706) 645-9291 (for international callers), using access code 7127850. The replay will also be available for two weeks on demand at the same web casting sites providing access to the live call.



CNF is a $4.0 billion transportation and logistics company with businesses in less-than-truckload motor carriage, truckload carriage, air freight,

logistics, warehousing, supply chain management and trailer manufacturing.



Forward-Looking Statements



Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding CNF's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any claims that may be brought against CNF, any statements regarding future economic conditions or performance, any statements of estimates or belief and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of CNF's customers and their ability to pay for services rendered, increasing competition and pricing pressure, changes in fuel prices, the effects of the cessation of the air carrier operations of Emery

Worldwide Airlines, the possibility of defaults under CNF's $400 million credit agreement and other debt instruments (including defaults resulting from additional unusual charges), and the possibility that CNF may be required to repay certain indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations,

environmental and tax matters, matters relating to CNF's 1996 spin-off of

Consolidated Freightways Corporation (CFC), including the possibility that

CFC's multi-employer pension plans may assert claims against CNF, matters relating to the sale of Menlo Worldwide Forwarding, Inc., including CNF's obligation to indemnify the buyer for certain losses in connection the sale,

and matters relating to CNF's defined benefit pension plans. The factors included herein and in Item 7 of CNF's 2004 Annual Report on Form 10-K as

well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.


                                      CNF INC.
                          STATEMENTS OF CONSOLIDATED OPERATIONS
                     (Dollars in thousands except per share amounts)

                                Three Months Ended       Six Months Ended
                                     June 30,                June 30,
                          ------------------------  ------------------------
                             2005          2004         2005        2004
                          -----------  -----------  -----------  -----------
REVENUES                  $1,033,875   $  924,382   $1,981,558   $1,771,302

Costs and Expenses
  Operating expenses         818,567      748,028    1,587,300    1,439,845
  Selling, general and
    administrative
    expenses                  84,498       79,783      163,724      154,228
  Depreciation                27,250       25,292       53,718       50,502
                          -----------  -----------  -----------  -----------
                             930,315      853,103    1,804,742    1,644,575
                          -----------  -----------  -----------  -----------
OPERATING INCOME             103,560       71,279      176,816      126,727
                          -----------  -----------  -----------  -----------

Other Expense, net            (6,165)     (12,560)     (13,608)     (19,737)
                          -----------  -----------  -----------  -----------

Income Before Taxes           97,395       58,719      163,208      106,990
Income Tax Provision          29,239[b]    22,900       54,201[b]    41,726
                          -----------  -----------  -----------  -----------

Income from Continuing
  Operations                  68,156       35,819      109,007       65,264
                          -----------  -----------  -----------  -----------

Discontinued Operations,
  net of tax
    Gain (Loss)from
     Disposal                  2,951            -       (6,825)           -
    Income (Loss)from
     Discontinued
     Operations                    -        1,686            -       (1,330)
                          -----------  -----------  -----------  -----------
                               2,951        1,686       (6,825)      (1,330)

Net Income                    71,107       37,505      102,182       63,934

  Preferred Stock
   Dividends                   2,036        2,022        4,025        4,044
                          -----------  -----------  -----------  -----------

NET INCOME AVAILABLE
 TO COMMON SHAREHOLDERS   $   69,071   $   35,483   $   98,157   $   59,890
                          ===========  ===========  ===========  ===========

Weighted-Average Common
 Shares Outstanding
       Basic              52,166,814   50,319,659   52,257,396   50,075,246
       Diluted [a]        56,016,513   56,883,738   56,333,732   56,981,429

Earnings (Loss) Per
 Common Share
   Basic
    Net income from
     Continuing
     Operations           $     1.27   $     0.67   $     2.01   $     1.22
    Gain (Loss)from
     Disposal, net
     of tax                     0.05            -        (0.13)           -
    Income (Loss) from
     Discontinued
     Operations, net
     of tax                        -         0.04            -        (0.02)
                          -----------  -----------  -----------  -----------
                          $     1.32   $     0.71   $     1.88   $     1.20
                          ===========  ===========  ===========  ===========

   Diluted [a]
    Net income from
     Continuing
     Operations           $     1.19   $     0.61   $     1.87   $     1.11
    Gain (Loss) from
     Disposal, net
     of tax                     0.05            -        (0.12)           -
    Income (Loss) from
     Discontinued
     Operations, net
     of tax                        -         0.03            -        (0.02)
                          -----------  -----------  -----------  -----------
                          $     1.24   $     0.64   $     1.75   $     1.09
                          ===========  ===========  ===========  ===========


                               OPERATING SEGMENTS

REVENUES
  Con-Way Transportation
   Services               $  713,939   $  640,861   $1,354,264   $1,219,341
  Menlo Worldwide
   Logistics                 317,036      282,569      618,985      550,755
  CNF Other                    2,900          952        8,309        1,206
                          -----------  -----------  -----------  -----------
                          $1,033,875   $  924,382   $1,981,558   $1,771,302
                          ===========  ===========  ===========  ===========

OPERATING INCOME (LOSS)
  Con-Way Transportation
   Services               $   95,329   $   63,859   $  158,885   $  112,790
  Menlo Worldwide
   Logistics                   5,634        5,358       10,664       10,335
   Vector                      4,941        2,988        8,976        5,380
                          -----------  -----------  -----------  -----------
                              10,575        8,346       19,640       15,715
                          -----------  -----------  -----------  -----------
  CNF Other                     (822)        (926)        (187)      (1,778)
                          -----------  -----------  -----------  -----------
                             105,082       71,279      178,338      126,727
                          -----------  -----------  -----------  -----------
Reconciliation of
 segments to
 consolidated amount:
   Income tax related
    to Vector, an
    equity-method
    investment                (1,522)           -       (1,522)           -
                          -----------  -----------  -----------  -----------
                          $  103,560   $   71,279   $  176,816   $  126,727
                          ===========  ===========  ===========  ===========

[a] The periods ended June 30, 2005 include the dilutive effect of restricted stock, stock options and Series B preferred stock. The periods ended June 30, 2004 also include the dilutive effect of convertible subordinated debentures, which were redeemed on June 1, 2004.

[b] Includes a $7.0 million second-quarter tax benefit ($0.12 per diluted share) from the reversal of accrued taxes related to the settlement with the IRS of previous tax filings.


                                  CNF INC.
                          CONDENSED BALANCE SHEETS
                           (Dollars in thousands)


                                              June 30,       December 31,
                                               2005             2004
                                            -----------      -----------
ASSETS
  Current assets                            $1,344,501       $1,509,767
  Current assets of discontinued
   operations                                    6,411            5,128
  Property, plant and equipment, net           894,830          859,321
  Other assets                                  86,767          106,965
  Non-current assets of discontinued
   operations                                   15,958           15,220
                                            -----------      -----------
      Total Assets                          $2,348,467       $2,496,401
                                            ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities                       $  562,095       $  678,126
  Current liabilities of discontinued
   operations                                   25,644           34,705
  Long-term debt and guarantees                583,939          601,344
  Other long-term liabilities and
   deferred credits                            353,572          397,997
  Long-term liabilities of discontinued
   operations                                      729            6,862
  Shareholders' equity                         822,488          777,367
                                            -----------      -----------
      Total Liabilities and Shareholders'
       Equity                               $2,348,467       $2,496,401
                                            ===========      ===========